Exhibit 99.1
Q4 2025 Open House: Opendoor 2.0 Does What It Said It Would Do — Delivering Acquisition Growth, Faster Inventory Turns, and Stronger Cohorts
October 2025 acquisition cohort tracking as best-performing October in Company history; acquisitions increased 46% quarter-over-quarter while inventory days in possession reduced 23%
SAN FRANCISCO, California - February 19, 2026 - Opendoor Technologies Inc. (Nasdaq: OPEN), a leading e-commerce platform for residential real estate transactions, today reported financial results for its fourth quarter and year ended December 31, 2025.
“Last quarter, we outlined a four-step plan to transform Opendoor: reach breakeven Adjusted Net Income by the end of 2026 on a 12-month go-forward basis, drive positive unit economics while increasing transaction velocity, transition to direct-to-consumer relationships, and expand our product suite. This quarter demonstrates we are executing on that plan,” said Kaz Nejatian, CEO of Opendoor. “These results reflect structural improvements in how we operate with more accurate pricing, faster inventory turns, and disciplined selection.
“The evidence of progress is clear. We increased our homes purchased by 46% quarter-over-quarter, significantly reduced our capital intensity by expanding Cash Plus such that it is now 35% of our weekly volume, and we reduced average days in possession of our inventory by 23%.
“Most significantly, our October 2025 acquisition cohort—both the first full month under the Opendoor 2.0 model and the first with mature sell-through data—is tracking to deliver the strongest contribution margins of any October cohort in Company history. And these homes are selling at more than twice the velocity of the October 2024 cohort, with over 50% already sold or under resale contract. While our newer cohorts are still early in their sell-through, we like what we see, and our Q1 2026 contribution margin guide post reflects our confidence in the trajectory for the portfolio.”
As we introduced last quarter, we are executing against three management objectives critical to reaching profitability. The table below shows our progress against each objective this quarter.

Management Objective	How You Can Hold Us Accountable	How We’re Executing
(1) Scale Acquisitions	- Acquisition contract dashboard on accountable.opendoor.com.	- Homes purchased increased 46% from the prior quarter. - Weekly acquisition contracts more than quadrupled from the end of 3Q 2025 to the most recent week.

(2) Improve Unit Economics and Resale Velocity	- % of Homes on the market for greater than 120 Days. (Reported quarterly). - Product, feature & partnership launches tracked on accountable.opendoor.com	- % of homes on the market over 120 Days declined from 51% to 33% quarter-over-quarter.
(3) Build Operating Leverage (1)
 - Fixed operating expenses hold relatively steady as we rescale volumes (Reported quarterly.)

 - Trailing 12-month operations expense as a % of trailing 12-month revenue holds relatively steady or decreases over time. (Reported quarterly.)

 - Fixed operating expenses were $35M in 4Q 2025 compared to $37M in 3Q 2025 and $43M in 4Q 2024, down $2M quarter-over-quarter and $8M year-over-year.

 - Trailing 12-month operations expense as a % of revenue held steady at 1.3% quarter-over-quarter.

(1)     See Segment Information note within our most recent Annual Report on Form 10-K for the year ended December 31, 2025 and our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2025, June 30, 2025, and September 30, 2025.
Fourth Quarter and Full Year 2025 Key Highlights

	Three Months Ended			Year Ended December 31,
(In millions, except percentages and non-dollar amounts)	December 31, 2025	December 31, 2024	Change	2025	2024	Change
Revenue	$736	$1,084	$(348)	$4,371	$5,153	$(782)
Gross profit	$57	$85	$(28)	$350	$433	$(83)
Gross Margin	7.7%	7.8%		8.0%	8.4%
Net loss	$(1,096)	$(113)	$(983)	$(1,300)	$(392)	$(908)
Homes sold	1,978	2,822	(844)	11,791	13,593	(1,802)
Homes purchased	1,706	2,951	(1,245)	8,241	14,684	(6,443)
Homes in inventory (at period end)	2,867	6,417	(3,550)	2,867	6,417	(3,550)
Inventory (at period end)	$925	$2,159	$(1,234)	$925	$2,159	$(1,234)
Homes under contract to purchase (at period end)	710	1,705		710	1,705
Non-GAAP Financial Highlights (1)
Contribution Profit	$7	$38		$150	$242
Contribution Margin	1.0%	3.5%		3.4%	4.7%
Adjusted EBITDA	$(43)	$(49)		$(83)	$(142)
Adjusted EBITDA Margin	(5.8)%	(4.5)%		(1.9)%	(2.8)%
Adjusted Net Loss	$(62)	$(77)		$(195)	$(258)
(1)    See “—Use of Non-GAAP Financial Measures” for further details and a reconciliation of such non-GAAP measures to their nearest comparable GAAP measures.

Financial Outlook
We're focused on making the right long-term decisions to rebuild Opendoor rather than managing to short-term guidance. We're making meaningful progress and remain focused on execution. With that context, we want to provide you with the following guideposts:
•We are driving to Adjusted Net Income positive by the end of 2026, measured on a twelve-month go-forward basis.
•Q1 2026 Financial Outlook:
◦Acquisitions: You can track our acquisition contracts on accountable.opendoor.com1.
◦Revenue: We expect a decrease of approximately 10% quarter-over-quarter.
◦Contribution Margin2: Our contribution margin bottomed out in September and has been improving every month since. We expect to exit Q1 2026 with the highest contribution margin we've posted since Q2 2024.
◦Adjusted EBITDA2: We expect Q1 2026 adjusted EBITDA loss in the low to mid $30 millions.
You can continue to follow our progress on home acquisition contracts and product and feature launches every single week at accountable.opendoor.com.
Conference Call and Webcast Details
Opendoor will host a webcast to discuss its financial results on February 19, 2026, at 2:00 p.m. Pacific Time. A live webcast of the call can be accessed from Opendoor’s Investor Relations website at https://investor.opendoor.com. An archived version of the webcast will be available from the same website after the call.
About Opendoor
Opendoor’s mission is to tilt the world in favor of homeowners and those working hard to become one. Since 2014, the company has provided people across the U.S. with a simpler, more certain way to sell and buy a home. Opendoor currently operates in markets nationwide. For more information, please visit www.opendoor.com.
Opendoor investors and others should note that we have used, and intend to continue to use, our website (including accountable.opendoor.com and investor.opendoor.com), press releases, Securities and Exchange Commission (“SEC”) filings, blogs, community hub and social media accounts, as well as the X (formerly known as Twitter) accounts of its Chief Executive Officer, @Nejatian, and @Opendoor, as
1 The estimates and information presented at accountable.opendoor.com rely on assumptions and are subject to limitations; accordingly, no guarantee is made as to their accuracy. Acquisition contract volume represents contracts under which Opendoor has agreed to acquire a property, including through its Cash Plus program, and does not reflect contracts that are subsequently cancelled.
2 Opendoor has not provided a quantitative reconciliation of forecasted Contribution Margin to forecasted GAAP gross margin nor a reconciliation of forecasted Adjusted EBITDA to forecasted GAAP net income (loss) within this press release because the Company is unable, without making unreasonable efforts, to calculate certain reconciling items with confidence. These items include, but are not limited to, inventory valuation adjustment and equity securities fair value adjustment. These items, which could materially affect the computation of forward-looking GAAP gross profit (loss), GAAP gross margin, and net income (loss), are inherently uncertain and depend on various factors, some of which are outside of the Company’s control. For more information regarding the non-GAAP financial measures discussed in this press release, please see “Use of Non-GAAP Financial Measures” following the financial tables below.

means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD. Opendoor encourages investors and others to review the information Opendoor makes public in the foregoing locations as such information could be deemed to be material information. Please note that this list may be updated from time to time. Investors should subscribe to these social media accounts and Opendoor’s investor alerts, in addition to following its press releases, SEC filings, public conference calls and webcasts.
Forward Looking Statements
This press release contains certain forward-looking statements within the meaning of Section 27A the Private Securities Litigation Reform Act of 1995, as amended. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking, including statements regarding our fiscal 2026 and first quarter of 2026 financial outlook; scaling acquisitions, improving unit economics and resale velocity, and building operating leverage; transitioning to direct-to-consumer relationships and expanding our product suite; ongoing performance of our October 2025 cohort; our future product offerings, including our ability to leverage AI to drive operational efficiency; the future health and status of our financial condition; and our business strategy and plans, including plans to continue to invest in and enhance our products. These forward-looking statements generally are identified by the words “anticipate”, “believe”, “contemplate”, “continue”, “could”, “estimate”, “expect”, “forecast”, “future”, “guidance”, “intend”, “may”, “might”, “opportunity”, “outlook”, “plan”, “possible”, “potential”, “predict”, “project”, “should”, “strategy”, “strive”, “target”, “vision”, “will”, or “would”, any negative of these words or other similar terms or expressions. The absence of these words does not mean that a statement is not forward-looking. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties that can cause actual results to differ materially from those in such forward-looking statements. The factors that could cause or contribute to actual future events to differ materially from the forward-looking statements in this press release include but are not limited to: our ability to implement our strategy; the current and future health and stability of the economy, financial conditions and residential housing market, including any extended downturns or slowdowns; changes in general economic and financial conditions (including federal monetary policy, the imposition of tariffs and price or exchange controls, interest rates, inflation, actual or anticipated recession, home price fluctuations, and housing inventory), as well as the probability of such changes occurring, that impact demand for our products and services, lower our profitability or reduce our access to future financings; actual or anticipated fluctuations in our financial condition and results of operations; changes in projected operational and financial results; our real estate assets and increased competition in the U.S. residential real estate industry; our ability to operate and grow our core business products, including the ability to obtain sufficient financing and resell purchased homes; investment of resources to pursue strategies and develop new products and services that may not prove effective or that are not attractive to customers and/or partners or that do not allow us to compete successfully; our ability to acquire and resell homes profitably; our ability to grow market share; our ability to leverage AI to drive operational efficiency; our ability to manage our growth effectively; our ability to expeditiously sell and appropriately price our inventory; our ability to access sources of capital, including debt financing and securitization funding to finance our real estate inventories and other sources of capital to finance operations and growth; our ability to maintain liquidity and to raise the funds necessary for any cash settlement upon conversion of our outstanding convertible notes or upon repurchasing our outstanding convertible notes; any dilutive effect on our common stock upon any settlement of our outstanding convertible notes through the conversion of notes into shares of our common stock; our ability to maintain and enhance our products and brand, and to attract customers; our ability to manage, develop and refine our digital platform, including our automated pricing and valuation technology; our ability to realize expected benefits from our restructuring and cost reduction efforts; our ability to comply with multiple listing service rules and requirements to access and use listing data, and to maintain or establish relationships with listings and data providers; our ability to obtain or maintain licenses and permits to support our current and future business operations; acquisitions, strategic partnerships, joint ventures, capital-raising activities or other corporate transactions or commitments by us or our competitors; actual or anticipated changes in technology, products, markets or services by us or our competitors; our ability to protect our brand and intellectual property; our success in retaining or recruiting, or changes required in, our officers, key employees and/or directors; the impact of the regulatory environment and potential regulatory instability within our industry and complexities with compliance related to such environment; any future impact of pandemics, epidemics, or other public health crises on our ability to operate, demand for our products and services, or general economic conditions; our ability to maintain our listing on the Nasdaq Global Select Market; changes in laws or government regulation affecting our business; the impact of pending or future litigation or regulatory actions; and the volatility in the price of our common stock and warrants. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described under the caption “Risk Factors” in our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) on or about February 19, 2026, as updated by our periodic reports and other filings with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and, except as required by law, we assume no obligation and do not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. We do not give any assurance that we will achieve our expectations.
Contact Information

Investors:
investors@opendoor.com

Media:
Contact Kaz on X @Nejatian

OPENDOOR TECHNOLOGIES INC.
FINANCIAL HIGHLIGHTS AND OPERATING METRICS
(In millions, except percentages, homes sold, number of markets, homes purchased, and homes in inventory)
(Unaudited)

	Three Months Ended
(In millions, except percentages and non-dollar amounts)	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024
Revenue	$736	$915	$1,567	$1,153	$1,084
Gross profit	$57	$66	$128	$99	$85
Gross Margin	7.7%	7.2%	8.2%	8.6%	7.8%
Net loss	$(1,096)	$(90)	$(29)	$(85)	$(113)
Homes sold	1,978	2,568	4,299	2,946	2,822
Homes purchased	1,706	1,169	1,757	3,609	2,951
Homes in inventory (at period end)	2,867	3,139	4,538	7,080	6,417
Inventory (at period end)	$925	$1,053	$1,530	$2,362	$2,159
Percentage of homes “on the market” for greater than 120 days (at period end)	33%	51%	36%	27%	46%
Non-GAAP Financial Highlights (1)
Contribution Profit	$7	$20	$69	$54	$38
Contribution Margin	1.0%	2.2%	4.4%	4.7%	3.5%
Adjusted EBITDA	$(43)	$(33)	$23	$(30)	$(49)
Adjusted EBITDA Margin	(5.8)%	(3.6)%	1.5%	(2.6)%	(4.5)%
Adjusted Net Loss	$(62)	$(61)	$(9)	$(63)	$(77)
(1)    See “—Use of Non-GAAP Financial Measures” for further details and a reconciliation of such non-GAAP measures to their nearest comparable GAAP measures.

OPENDOOR TECHNOLOGIES INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except share amounts which are presented in thousands, and per share amounts)
(Unaudited)

	Three Months Ended					Year Ended December 31,
	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024	2025	2024
REVENUE	$736	$915	$1,567	$1,153	$1,084	$4,371	$5,153
COST OF REVENUE	679	849	1,439	1,054	999	4,021	4,720
GROSS PROFIT	57	66	128	99	85	350	433
OPERATING EXPENSES:
Sales, marketing and operations	60	66	86	98	88	310	413
General and administrative	129	48	28	33	41	238	182
Technology and development	18	19	21	21	33	79	141
Restructuring	—	1	6	3	17	10	17
Total operating expenses	207	134	141	155	179	637	753
LOSS FROM OPERATIONS	(150)	(68)	(13)	(56)	(94)	(287)	(320)
(LOSS) GAIN ON EXTINGUISHMENT OF DEBT	(933)	(1)	10	—	(1)	(924)	(2)
INTEREST EXPENSE	(28)	(34)	(36)	(33)	(32)	(131)	(133)
OTHER INCOME – Net	14	14	10	4	14	42	64
LOSS BEFORE INCOME TAXES	(1,097)	(89)	(29)	(85)	(113)	(1,300)	(391)
INCOME TAX EXPENSE	1	(1)	—	—	—	—	(1)
NET LOSS	$(1,096)	$(90)	$(29)	$(85)	$(113)	$(1,300)	$(392)
Net loss per share attributable to common shareholders:
Basic	$(1.26)	$(0.12)	$(0.04)	$(0.12)	$(0.16)	$(1.70)	$(0.56)
Diluted	$(1.26)	$(0.12)	$(0.04)	$(0.12)	$(0.16)	$(1.70)	$(0.56)
Weighted-average shares outstanding:
Basic	869,822	741,939	729,484	723,542	716,317	766,531	699,457
Diluted	869,822	741,939	729,484	723,542	716,317	766,531	699,457

OPENDOOR TECHNOLOGIES INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions, except share data)
(Unaudited)

	December 31, 2025	December 31, 2024
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$962	$671
Restricted cash	339	92
Marketable securities	—	8
Escrow receivable	4	6
Real estate inventory, net	925	2,159
Other current assets	69	61
Total current assets	2,299	2,997
PROPERTY AND EQUIPMENT – Net	27	48
RIGHT OF USE ASSETS	8	18
GOODWILL	3	3
OTHER ASSETS	70	60
TOTAL ASSETS	$2,407	$3,126
LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable and other accrued liabilities	$80	$92
Non-recourse asset-backed debt – current portion	52	432
Convertible senior notes – current portion	193	—
Interest payable	1	3
Lease liabilities – current portion	1	2
Total current liabilities	327	529
NON-RECOURSE ASSET-BACKED DEBT – Net of current portion	1,068	1,492
CONVERTIBLE SENIOR NOTES – Net of current portion	—	378
LEASE LIABILITIES – Net of current portion	6	13
OTHER LIABILITIES	1	1
Total liabilities	1,402	2,413
SHAREHOLDERS’ EQUITY:
Common stock, $0.0001 par value; 3,000,000,000 shares authorized; 957,245,487 and 719,990,121 shares issued, respectively; 957,245,487 and 719,990,121 shares outstanding, respectively	—	—
Additional paid-in capital	6,038	4,438
Accumulated deficit	(5,033)	(3,725)
Accumulated other comprehensive loss	—	—
Total shareholders’ equity	1,005	713
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$2,407	$3,126

OPENDOOR TECHNOLOGIES INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)

	Year Ended December 31,
	2025	2024
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(1,300)	$(392)
Adjustments to reconcile net loss to cash, cash equivalents, and restricted cash provided by (used in) operating activities:
Depreciation and amortization	44	48
Amortization of right of use asset	2	5
Stock-based compensation	159	114
Inventory valuation adjustment	57	57
Change in fair value of equity securities	3	7
Other	5	7
Loss (gain) on early extinguishment of debt	924	2
Gain on deconsolidation, net	—	(14)
Changes in operating assets and liabilities:
Escrow receivable	2	3
Real estate inventory	1,172	(449)
Other assets	(9)	(10)
Accounts payable and other accrued liabilities	(7)	31
Interest payable	(2)	2
Lease liabilities	(1)	(6)
Net cash provided by (used in) operating activities	1,049	(595)
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(12)	(25)
Proceeds from sales, maturities, redemptions and paydowns of marketable securities	6	55
Purchase of equity investments	(6)	—
Cash impact of deconsolidation of subsidiaries	—	(2)
Net cash (used in) provided by investing activities	(12)	28
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of convertible senior notes, net of discount	75	—
Repurchase of convertible senior notes	(1,176)	—
Settlement of capped calls related to the convertible senior notes	1	2
Proceeds from exercise of stock options	4	—
Proceeds from issuance of common stock for ESPP	2	5
Proceeds from PIPE offering	41	—
Proceeds from the issuance of common stock under at-the-market offering, net	198	—
Issuance of common stock in connection with the repurchase of convertible notes	1,184	—
Proceeds from non-recourse asset-backed debt	684	498
Principal payments on non-recourse asset-backed debt	(1,489)	(715)
Payment of loan origination fees and debt issuance costs	(17)	—
Payment for early extinguishment of debt	(4)	—
Other financing activities	(2)	—
Net cash used in financing activities	(499)	(210)
NET INCREASE (DECREASE) IN CASH, CASH EQUIVALENTS, AND RESTRICTED CASH	538	(777)
CASH, CASH EQUIVALENTS, AND RESTRICTED CASH – Beginning of period	763	1,540
CASH, CASH EQUIVALENTS, AND RESTRICTED CASH – End of period	$1,301	$763
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION – Cash paid during the period for interest	$120	$121
DISCLOSURES OF NONCASH INVESTING AND FINANCING ACTIVITIES:
Stock-based compensation expense capitalized for internally developed software	$4	$15
Principal value of 2026 Notes extinguished in Debt Exchange	$(246)	$—
Principal value of 2030 Notes issued in Debt Exchange	$246	$—
Investment in non-marketable equity securities of deconsolidated entities	$3	$39
RECONCILIATION TO CONDENSED CONSOLIDATED BALANCE SHEETS:
Cash and cash equivalents	$962	$671
Restricted cash	339	92
Cash, cash equivalents, and restricted cash	$1,301	$763

Use of Non-GAAP Financial Measures
To provide investors with additional information regarding the Company’s financial results, this press release includes references to certain non-GAAP financial measures that are used by management. The Company believes these non-GAAP financial measures including Adjusted Gross Profit, Contribution Profit, Adjusted Net Loss, Adjusted EBITDA, and any such non-GAAP financial measures expressed as a Margin, are useful to investors as supplemental operational measurements to evaluate the Company’s financial performance.
The non-GAAP financial measures should not be considered in isolation or as a substitute for the Company’s reported GAAP results because they may include or exclude certain items as compared to similar GAAP-based measures, and such measures may not be comparable to similarly-titled measures reported by other companies. Management uses these non-GAAP financial measures for financial and operational decision-making and as a means to evaluate period-to-period comparisons. Management believes that these non-GAAP financial measures provide meaningful supplemental information regarding the Company’s performance by excluding certain items that may not be indicative of the Company’s recurring operating results.
Adjusted Gross Profit and Contribution Profit
To provide investors with additional information regarding our margins and return on inventory acquired, we have included Adjusted Gross Profit and Contribution Profit, which are non-GAAP financial measures. We believe that Adjusted Gross Profit and Contribution Profit are useful financial measures for investors as they are supplemental measures used by management in evaluating unit level economics and our operating performance. Each of these measures is intended to present the economics related to homes sold during a given period. We do so by including revenue generated from homes sold (and adjacent services) in the period and only the expenses that are directly attributable to such home sales, even if such expenses were recognized in prior periods, and excluding expenses related to homes that remain in inventory as of the end of the period. Contribution Profit provides investors a measure to assess Opendoor’s ability to generate returns on homes sold during a reporting period after considering home purchase costs, renovation and repair costs, holding costs and selling costs.
Adjusted Gross Profit and Contribution Profit are supplemental measures of our operating performance and have limitations as analytical tools. For example, these measures include costs that were recorded in prior periods under GAAP and exclude, in connection with homes held in inventory at the end of the period, costs required to be recorded under GAAP in the same period. Accordingly, these measures should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP. We include a reconciliation of these measures to the most directly comparable GAAP financial measure, which is gross profit.
Adjusted Gross Profit / Margin
We calculate Adjusted Gross Profit as gross profit under GAAP adjusted for (1) inventory valuation adjustment in the current period, and (2) inventory valuation adjustment in prior periods. Inventory valuation adjustment in the current period is calculated by adding back the inventory valuation adjustments recorded during the period on homes that remain in inventory at period end. Inventory valuation adjustment in prior periods is calculated by subtracting the inventory valuation adjustments recorded in prior periods on homes sold in the current period. Adjusted Gross Margin is Adjusted Gross Profit as a percentage of revenue.
We view this metric as an important measure of business performance as it captures gross margin performance isolated to homes sold in a given period and provides comparability across reporting periods. Adjusted Gross Profit helps management assess home pricing, service fees and renovation performance for a specific resale cohort.
Contribution Profit / Margin
We calculate Contribution Profit as Adjusted Gross Profit, minus certain costs incurred on homes sold during the current period including: (1) holding costs incurred in the current period, (2) holding costs incurred in prior periods, and (3) direct selling costs. Contribution Margin is Contribution Profit as a percentage of revenue. Contribution Profit per Home Sold is calculated by dividing Contribution Profit by the number of homes sold in the period.
We view these metrics as an important measure of business performance as it captures the unit level performance isolated to homes sold in a given period and provides comparability across reporting periods. Contribution Profit helps management assess inflows and outflows directly associated with a specific resale cohort.

OPENDOOR TECHNOLOGIES INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(In millions, except percentages, and homes sold)
(Unaudited)

The following table presents a reconciliation of our Adjusted Gross Profit and Contribution Profit to our gross profit, which is the most directly comparable GAAP measure, for the periods indicated:

	Three Months Ended					Year Ended December 31,
(in millions, except percentages and homes sold, or as noted)	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024	2025	2024
Revenue (GAAP)	$736	$915	$1,567	$1,153	$1,084	$4,371	$5,153
Gross profit (GAAP)	$57	$66	$128	$99	$85	$350	$433
Gross Margin	7.7%	7.2%	8.2%	8.6%	7.8%	8.0%	8.4%
Adjustments:
Inventory valuation adjustment – Current Period(1)(2)	9	15	21	13	6	19	25
Inventory valuation adjustment – Prior Periods(1)(3)	(21)	(17)	(14)	(12)	(16)	(25)	(26)
Adjusted Gross Profit	$45	$64	$135	$100	$75	$344	$432
Adjusted Gross Margin	6.1%	7.0%	8.6%	8.7%	6.9%	7.9%	8.4%
Adjustments:
Direct selling costs(4)	(23)	(28)	(43)	(29)	(23)	(123)	(132)
Holding costs on sales – Current Period(5)(6)	(4)	(4)	(6)	(5)	(4)	(47)	(44)
Holding costs on sales – Prior Periods(5)(7)	(11)	(12)	(17)	(12)	(10)	(24)	(14)
Contribution Profit	$7	$20	$69	$54	$38	$150	$242
Homes sold in period	1,978	2,568	4,299	2,946	2,822	11,791	13,593
Contribution Profit per Home Sold (in thousands)	$4	$8	$16	$18	$13	$13	$18
Contribution Margin	1.0%	2.2%	4.4%	4.7%	3.5%	3.4%	4.7%
________________
(1)Inventory valuation adjustment includes adjustments to record real estate inventory at the lower of its carrying amount or its net realizable value.
(2)Inventory valuation adjustment — Current Period is the inventory valuation adjustments recorded during the period presented associated with homes that remain in inventory at period end.
(3)Inventory valuation adjustment — Prior Periods is the inventory valuation adjustments recorded in prior periods associated with homes that sold in the period presented.
(4)Represents selling costs incurred related to homes sold in the relevant period. This primarily includes broker commissions, external title and escrow-related fees and transfer taxes, and are included in Sales, marketing and operations on the Condensed Consolidated Statements of Operations.
(5)Holding costs primarily include property taxes, insurance, utilities, homeowners association dues and maintenance costs. Holding costs are included in Sales, marketing, and operations on the Condensed Consolidated Statements of Operations.
(6)Represents holding costs incurred in the period presented on homes sold in the period presented.
(7)Represents holding costs incurred in prior periods on homes sold in the period presented.

Adjusted Net Loss and Adjusted EBITDA
We also present Adjusted Net Loss and Adjusted EBITDA, which are non-GAAP financial measures that management uses to assess our underlying financial performance. These measures are also commonly used by investors and analysts to compare the underlying performance of companies in our industry. We believe these measures provide investors with meaningful period over period comparisons of our underlying performance, adjusted for certain charges that are non-cash, not directly related to our revenue-generating operations, not aligned to related revenue, or not reflective of ongoing operating results that vary in frequency and amount.
Adjusted Net Loss and Adjusted EBITDA are supplemental measures of our operating performance and have important limitations. For example, these measures exclude the impact of certain costs required to be recorded under GAAP. These measures also include inventory valuation adjustments that were recorded in prior periods under GAAP and exclude, in connection with homes held in inventory at the end of the period, inventory valuation adjustments required to be recorded under GAAP in the same period. These measures could differ substantially from similarly titled measures presented by other companies in our industry or companies in other industries. Accordingly, these measures should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP. We include a reconciliation of these measures to the most directly comparable GAAP financial measure, which is net loss.
Adjusted Net Loss
We calculate Adjusted Net Loss as GAAP net loss adjusted to exclude non-cash expenses of stock-based compensation, equity securities fair value adjustment, intangibles amortization expense, and the amortization of stock-based compensation capitalized to internally developed software (“IDSW”). It excludes expenses that are not directly related to our revenue-generating operations such as restructuring, legal contingency accruals, and CEO make-whole provision . It also excludes loss (gain) on extinguishment of debt as these expenses or gains were incurred as a result of decisions made by management to terminate or partially extinguish portions of our outstanding credit facilities or convertible senior notes early; these expenses are not reflective of ongoing operating results and vary in frequency and amount. Adjusted Net Loss also aligns the timing of inventory valuation adjustments recorded under GAAP to the period in which the related revenue is recorded in order to improve the comparability of this measure to our non-GAAP financial measures of unit economics, as described above. Our calculation of Adjusted Net Loss does not currently include the tax effects of the non-GAAP adjustments because our taxes and such tax effects have not been material to date.
Adjusted EBITDA / Margin
We calculated Adjusted EBITDA as Adjusted Net Loss adjusted for depreciation and amortization, property financing and other interest expense, interest income, and income tax expense. Adjusted EBITDA is a supplemental performance measure that our management uses to assess our operating performance and the operating leverage in our business. Adjusted EBITDA Margin is Adjusted EBITDA as a percentage of revenue.

The following table presents a reconciliation of our Adjusted Net Loss and Adjusted EBITDA to our net loss, which is the most directly comparable GAAP measure, for the periods indicated:

	Three Months Ended					Year Ended December 31,
(in millions, except percentages)	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024	2025	2024
Revenue (GAAP)	$736	$915	$1,567	$1,153	$1,084	$4,371	$5,153
Net loss (GAAP)	$(1,096)	$(90)	$(29)	$(85)	$(113)	$(1,300)	$(392)
Adjustments:
Stock-based compensation	16	13	13	14	23	56	114
Stock-based compensation for market condition RSUs	89	14	—	—	—	103	—
Equity securities fair value adjustment(1)	—	—	—	3	—	3	7
Intangibles amortization expense(2)	—	—	—	—	—	—	4
Amortization of stock-based compensation capitalized to IDSW(3)	3	4	4	3	—	14	—
Inventory valuation adjustment – Current Period(4)(5)	9	15	21	13	6	19	25
Inventory valuation adjustment — Prior Periods(4)(6)	(21)	(17)	(14)	(12)	(16)	(25)	(26)
Restructuring(7)	—	1	6	3	17	10	17
CEO make-whole provision(8)	5	—	—	—	—	5	—
Loss (gain) on extinguishment of debt	933	1	(10)	—	1	924	2
Legal contingency accrual and related expenses	—	—	—	—	5	—	5
Other(9)	—	(2)	—	(2)	—	(4)	(14)
Adjusted Net Loss	$(62)	$(61)	$(9)	$(63)	$(77)	$(195)	$(258)
Adjustments:
Depreciation and amortization, excluding amortization of intangibles	5	5	5	5	7	20	35
Property financing(10)	21	23	29	29	28	102	116
Other interest expense(11)	7	11	7	4	4	29	17
Interest income(12)	(13)	(12)	(9)	(5)	(11)	(39)	(53)
Income tax expense	(1)	1	—	—	—	—	1
Adjusted EBITDA	$(43)	$(33)	$23	$(30)	$(49)	$(83)	$(142)
Adjusted EBITDA Margin	(5.8)%	(3.6)%	1.5%	(2.6)%	(4.5)%	(1.9)%	(2.8)%
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(1)Represents the gains and losses on certain financial instruments, which are marked to fair value at the end of each period.
(2)Represents amortization of acquisition-related intangible assets. The acquired intangible assets had useful lives ranging from 1 to 5 years and amortization was incurred until the intangible assets were fully amortized in 2024.
(3)Beginning in the quarter ended March 31, 2025, the Company revised the presentation of the amortization of stock-based compensation capitalized to IDSW to more appropriately present the full impact of all stock-based compensation expenses. This expense was previously included in “Depreciation and amortization, excluding amortization of intangibles.” Had this presentation been applied for the three months ended December 31, 2024, Adjusted Net Loss would have improved by $3 million with no impact to Adjusted EBITDA.
(4)Inventory valuation adjustment includes adjustments to record real estate inventory at the lower of its carrying amount or its net realizable value.
(5)Inventory valuation adjustment — Current Period is the inventory valuation adjustments recorded during the period presented associated with homes that remain in inventory at period end.

(6)Inventory valuation adjustment — Prior Periods is the inventory valuation adjustments recorded in prior periods associated with homes that sold in the period presented.
(7)Restructuring costs consist primarily of severance and employee termination benefits and bonuses incurred in connection with the elimination of employees’ roles, consulting fees and expenses related to the termination of certain leases incurred during the restructuring process.
(8)In connection with the appointment of the Company's new Chief Executive Officer in September 2025, the Company granted two make-whole awards related to compensation forfeited from his former employer. The awards consist of (i) a $15 million cash award and (ii) a restricted stock unit award with a grant date value of $15 million. Both awards vest nine months after his start date, contingent upon his continued service as Chief Executive Officer through the vesting date, and are expensed over the requisite service period. The CEO make-whole provision adjustment reflects only the expense associated with the cash make-whole award. The expense associated with the restricted stock unit make-whole award is included in the stock-based compensation line item presented separately in the reconciliation above.
(9)Primarily includes gain on deconsolidation, net, and related party services income.
(10)Includes interest expense on our non-recourse asset-backed debt facilities.
(11)Includes (i) amortization of debt issuance costs, loan origination fees, commitment fees, unused fees, and other interest-related costs on our asset-backed debt facilities, and (ii) amortization of debt issuance costs and debt discounts and interest expense related to our convertible senior notes.
(12)Consists mainly of interest earned on cash, cash equivalents, restricted cash and marketable securities.